Exhibit 99.1

Palo Alto Networks® Completes Acquisition of Cyvera

Welcomes Cyvera Team to the Company

Santa Clara, Calif., April 10, 2014 – Palo Alto Networks® (NYSE: PANW), today announced it has completed its acquisition of Cyvera Ltd., a privately held cybersecurity company located in Tel-Aviv, Israel. Originally announced on March 24, 2014, Palo Alto Networks acquired Cyvera for an aggregate purchase price of approximately $200 million.

Named a cool vendor in security by Gartner in 2013 (“Cool Vendors in Security: Infrastructure Protection 2013”)*, Cyvera, which has 55 employees, has developed a highly innovative offering that protects enterprises from cyber threats by using a unique approach to block unknown, zero-day attacks on the endpoint. The company was backed by Battery Ventures and Blumberg Capital, in addition to other angel investors.

The addition of this unique capability to the Palo Alto Networks enterprise security platform will extend customers’ ability to safely enable applications and protect users against known and unknown cyber threats on any device, across any network.

QUOTE

•	“We are pleased to mark the closure of the Cyvera acquisition and welcome the team to the company. Their expertise and technologies are instrumental in continuing our mission to deliver the most innovative next-generation enterprise security platform designed to not just detect, but to prevent cyber threats before they penetrate an organization.”

- Lee Klarich, senior vice president of Product Management at Palo Alto Networks

ABOUT PALO ALTO NETWORKS

Palo Alto Networks is leading a new era in cybersecurity by protecting thousands of enterprise, government, and service provider networks from cyber threats. Unlike fragmented legacy products, our security platform safely enables business operations and delivers protection based on what matters most in today’s dynamic computing environments: applications, users, and content. Find out more at www.paloaltonetworks.com.

* Gartner, Cool Vendors in Security: Infrastructure Protection, 2013, Ray Wagner, Neil MacDonald, et al, April 23, 2013. Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Palo Alto Networks and the Palo Alto Networks Logo are trademarks of Palo Alto Networks, Inc. in the United States and in jurisdictions throughout the world. All other trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

SAFE HARBOR

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are based on the beliefs and assumptions of Palo Alto Networks and on currently available information. Forward-looking statements include information concerning the expectations, beliefs, plans, intentions and strategies of Palo Alto Networks relating to its acquisition of Cyvera. Such forward-looking statements include statements regarding expected benefits to Palo Alto Networks and its respective customers and the impact of the acquisition on Palo Alto Networks’ competitive position and offerings. These statements reflect the current beliefs of Palo Alto Networks and are based on current information available to Palo Alto Networks as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made. The ability of Palo Alto Networks to achieve these business objectives involves many risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those expressed in any forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made in this presentation, including the failure to achieve expected synergies and efficiencies of operations between Palo Alto Networks and Cyvera; the ability of Palo Alto Networks and Cyvera to successfully integrate their respective market opportunities, technology, products, personnel and operations; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of Cyvera as a result of the acquisition; the ability to coordinate strategy and resources between Palo Alto Networks and Cyvera; the ability of Palo Alto Networks and Cyvera to retain and motivate key employees of Cyvera; Palo Alto Networks’ limited operating history and experience with integrating acquired companies; risks associated with Palo Alto Networks’ rapid growth, particularly outside the United States; rapidly evolving technological developments in the market for network security products; and general market, political, economic and business conditions. Additional risks and uncertainties are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the company’s quarterly report on Form 10-Q filed with the SEC on February 24, 2014, which is available on the company’s website at investors.paloaltonetworks.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that the company makes with the SEC from time to time. All forward-looking statements in this presentation are based on information available to the company as of the date hereof, and Palo Alto Networks does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts:
Jennifer Jasper-Smith	Kelsey Turcotte
Head of Corporate Communications	Vice President of Investor Relations
408-638-3280	408-753-3872
jjsmith@paloaltonetworks.com	kturcotte@paloaltonetworks.com